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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 5, 1999

                          MINDSPRING ENTERPRISES, INC.
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
           DELAWARE                              0-27890                      58-2113290
---------------------------------            -----------------           ----------------------
 (State or other jurisdiction                  (Commission                   (IRS Employer
       of incorporation)                      File Number)                Identification No.)
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              1430 WEST PEACHTREE ST., SUITE 400, ATLANTA, GA 30309
              ------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (404) 815-0770
                                                           --------------



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ITEM 5.     OTHER EVENTS.

                  On January 5, 1999, MindSpring Enterprises, Inc., a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with NETCOM On-Line Communication Services, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of ICG Communications, Inc. ("NETCOM"), pursuant to which the Company agreed to acquire certain of the tangible and intangible assets and rights used in connection with the Internet services business currently operated by NETCOM in the United States (the "Business"), including (i) approximately 400,000 of NETCOM's individual access accounts; (ii) approximately 3,000 dedicated Internet access accounts; (iii) approximately 18,000 Web hosting accounts;
(iv) leased operations facilities in San Jose, California and Dallas, Texas;
(v) certain contracts with original equipment manufacturers; (vi) NETCOM's rights to the "NETCOM" name (except in Canada, the United Kingdom and Brazil);
(vii) certain intellectual property of NETCOM held or used in connection with the Business; (viii) all engineering, business and other books, papers, files and records directly related to the Business; (ix) all manufacturer's warranties with respect to the assets being acquired, if any, to the extent assignable; and (x) certain other tangible assets such as computers and furniture held or used in connection with the Business (collectively, the "Assets"). The Company intends to use the Assets in a manner similar to the manner in which NETCOM used the Assets.

                  The NETCOM operations in Canada and the United Kingdom are not included in this transaction. In addition, NETCOM will retain all of the assets used in connection with its network operations. Under a separate network services agreement, NETCOM will sell the Company wholesale access to its network.

                  The Company agreed to purchase the Assets for approximately $245 million, including $215 million in cash and $30 million in common stock of the Company. The Company expects the transaction to be completed later this quarter, subject to certain customary closing conditions and regulatory approvals.

                  A copy of the press release, dated January 6, 1999, issued by the Company regarding the above-described transaction is attached as Exhibit
99.1 hereto.

ITEM 7.                 FINANCIAL STATEMENTS AND EXHIBITS.

(c)         Exhibits.

            99.1 Press release issued by the Company dated January 6, 1999.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MINDSPRING ENTERPRISES, INC.



                                            /s/ Samuel R. DeSimone, Jr.
                                            ---------------------------
                                            Samuel R. DeSimone, Jr.
                                            Executive Vice President and
                                              General Counsel

Date: January 8, 1999


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                                  EXHIBIT INDEX

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EXHIBIT NUMBER                                  EXHIBIT
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        99.1  Press release issued by the Company dated January 6, 1999.
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